UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 28, 2012

Carter Validus Mission Critical REIT, Inc.

(Exact Name of Registrant as Specified in Its Charter)

Maryland	000-54675	27-1550167

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

4211 West Boy Scout Blvd.

Suite 500

Tampa, Florida 33607

(Address of principal executive offices)

(813) 287-0101

(Registrant’s telephone number, including area code)

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01          Entry into a Material Definitive Agreement.

Second Amendment to Amended and Restated Advisory Agreement

On October 4, 2012, Carter Validus Mission Critical REIT, Inc. (the “Company”) entered into an amendment (the “Second Amendment”) to the Amended and Restated Advisory Agreement, dated November 26, 2010 (as amended and renewed, the “Original Advisory Agreement”), by and among the Company, Carter/Validus Operating Partnership, LP (“CVOP”), the operating partnership of the Company, and Carter/Validus Advisors, LLC (the “Advisor”). The Second Amendment, which is attached as Exhibit 10.1 hereto, amends certain terms of the compensation the Company was required to pay to the Advisor under the Original Advisory Agreement.

The Original Advisory Agreement required the Company, subject to certain limitations, to pay the Advisor a sourcing fee in the event the Company acquired a property sourced by the Advisor which was reasonably expected to produce a certain specified yield. The Second Amendment eliminates the requirement that a sourcing fee be paid to the Advisor.

The material terms of the Second Amendment are qualified in their entirety by the Second Amendment filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information reported in Item 2.03 of this Current Report on Form 8-K is incorporated herein by reference.

Item 2.03	Creation of Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

As previously reported in a Current Report on Form 8-K filed on April 4, 2012, CVOP entered into a credit agreement with KeyBank National Association (“KeyBank”) and the other lenders party thereto, to obtain a secured revolving credit facility in an aggregate maximum principal amount of $55,000,000 (as amended from time to time, the “KeyBank Line of Credit”).

On September 28, 2012, in connection with the acquisition of the Vibra Denver Hospital, a 119-bed, 131,210 square foot hospital located in the Denver, Colorado area, HC-8451 Pearl Street, LLC, a wholly-owned subsidiary of CVOP, entered into a joinder agreement, and an assignment of leases and rents with KeyBank, which increased CVOP’s borrowing base availability under the KeyBank Line of Credit by approximately $10,285,000, reduced by $3,771,000 due to a commitment ceiling, bringing the total borrowing base availability under the KeyBank Line of Credit to an aggregate of $55,000,000. As previously disclosed in the Current Report on Form 8-K filed on April 4, 2012, the initial term of the KeyBank Line of Credit is 36 months from the closing date, maturing on March 30, 2015, which may be extended by a 12-month period subject to the satisfaction of certain conditions, including payment of an extension fee. During the initial and the extended term of the KeyBank Line of Credit, any loan made under it will bear interest at per annum rates equal to either: (a) the London Interbank Offered Rate, plus an applicable margin ranging from 2.50% to 3.50%, which is determined based on the overall leverage of CVOP or (b) a base rate which means, for any day, a fluctuating rate per annum equal to the prime rate for such day plus an applicable margin ranging from 1.25% to 2.25%, which is determined based on the overall leverage of CVOP.

As of September 28, 2012, CVOP had an outstanding balance of $48,000,000, and approximately $7,000,000 remaining available under the borrowing base of the KeyBank Line of Credit.

Forward-Looking Statements

This Current Report on Form 8-K contains forward-looking statements within the meaning of federal securities laws and regulations. These forward-looking statements are identified by their use of terms and phrases such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “predict,” “project,” “should,” “will” and other similar terms and phrases, including references to assumptions and forecasts of future results. Forward-looking statements are not guarantees of future performance and involve known and unknown risks, uncertainties and other factors that may cause the actual results to differ materially from those anticipated at the time the forward-looking statements are made. Operating results will be affected by economic and regulatory changes that have an adverse impact on the real estate market and the Company cannot assure you that there will be growth in the value of the Company’s properties. Although the Company believes the expectations reflected in such forward-looking statements are based upon reasonable assumptions, it can give no assurance that the expectations will be attained or that any deviation will not be material. The Company undertakes no obligation to update any forward-looking statement contained herein to conform the statement to actual results or changes in the Company’s expectations.

Item 9.01          Financial Statements and Exhibits

(d)  Exhibits.

10.1	Second Amendment to Amended and Restated Advisory Agreement by and between Carter Validus Mission Critical REIT, Inc., Carter/Validus Operating Partnership, LP and Carter/Validus Advisors, LLC, dated October 4, 2012.

10.2	Joinder Agreement by HC-8451 Pearl Street, LLC delivered to KeyBank National Association, as Agent, dated September 28, 2012.

10.3	Assignment of Leases and Rents made by HC-8451 Pearl Street, LLC to KeyBank National Association, dated September 28, 2012.

10.4	Deed of Trust, Security Agreement, Assignment of Leases and Rents, and Financing Statement by HC-8451 Pearl Street, LLC, as Grantor, to The Public Trustee of Adams County, Colorado, as Trustee, for the benefit of KeyBank National Association, as Agent, dated September 28, 2012.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Carter Validus Mission Critical REIT, Inc.

Dated: October 4, 2012	By:	/s/ Todd M. Sakow
		Name:	Todd M. Sakow
		Title:	Chief Financial Officer